Exhibit 99.2

QUARTERLY INVESTOR SUMMARY May 11, 2015

DISH NETWORK REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

ENGLEWOOD, Colo., May 11, 2015 – DISH Network Corporation (NASDAQ: DISH) today reported revenue totaling $3.7 billion for the quarter ending March 31, 2015, compared to $3.6 billion for the corresponding period in 2014.

Net income attributable to DISH Network totaled $351 million for the quarter ending March 31, 2015, compared to $176 million from the year-ago quarter.

DISH activated approximately 554,000 gross new Pay-TV subscribers compared to approximately 639,000 gross new Pay-TV subscribers in the prior year's first quarter. Net Pay-TV subscribers declined by approximately 134,000 in the first quarter. The company closed the first quarter with 13.844 million Pay-TV subscribers, compared to 14.097 million Pay-TV subscribers at the end of first quarter 2014.

Pay-TV ARPU for the first quarter totaled $86.01, compared to first quarter 2014 Pay-TV ARPU of $82.36. Pay-TV subscriber churn rate was 1.65 percent versus 1.42 percent for first quarter 2014.

DISH added approximately 14,000 net broadband subscribers in the first quarter, bringing its broadband subscriber base to approximately 591,000. DISH added approximately 53,000 net broadband subscribers in the first quarter 2014.

Detailed financial data and other information are available in DISH Network's Form 10-Q for the quarter ended March 31, 2015, filed today with the Securities and Exchange Commission.

DISH Network will host its first quarter 2015 financial results conference call today at noon Eastern time. The dial-in numbers are (800) 616-6729 (U.S. toll-free) or (763) 488-9145, conference ID number 33717189. A webcast replay will be available on DISH's Investor Relations website at http://dish.client.shareholder.com from 6 p.m. to 12 a.m. ET.

About DISH

DISH Network Corp. (NASDAQ: DISH), through its subsidiaries, provides approximately 13.844 million Pay-TV subscribers, as of March 31, 2015, with the highest-quality programming and technology with the most choices at the best value. Subscribers enjoy a high definition line-up with more than 200 national HD channels, the most international channels, and award-winning HD and DVR technology. DISH Network Corporation is a Fortune 250 company. Visit www.dish.com.

DISH 1Q15 Financial Results
Conference Call – Noon ET Today
U.S. or Canada 800-616-6729
Internationally 763-488-9145
Conference ID: 33717189

TABLE OF CONTENTS

DISH Segment - Pay-TV Metrics 3
DISH Segment - Broadband Metrics 5
Selected Financial Results 6
Condensed Consolidated Balance Sheets 8
Condensed Consolidated Statements of Operations 9
Condensed Consolidated Statements of Cash Flows 10
Results of Operations 1Q15 vs. 1Q14 11
Cautionary Statement Concerning Forward-Looking Statements... 12

DISH QUARTERLY INVESTOR SUMMARY–1Q15 2

DISH SEGMENT – PAY-TV METRICS 3 Pay-TV Net Additions DISH lost approximately 134,000 net Pay-TV subscribers during 1Q15, compared to the addition of approximately 40,000 net Pay-TV subscribers during 1Q14. The decrease in net Pay-TV subscriber additions versus the same period in 2014 resulted from a higher Pay-TV churn rate and lower gross new Pay-TV subscriber activations, primarily related to programming interruptions in connection with the scheduled expiration of certain programming carriage contracts with several content providers. Pay-TV Churn Rate Our Pay-TV churn rate for 1Q15 was 1.65% compared to 1.42% during 1Q14. The increase in our Pay-TV churn rate primarily related to programming interruptions in connection with the scheduled expiration of certain programming carriage contracts with several content providers. Our Pay-TV churn rate continues to be adversely affected by increased competitive pressures, including aggressive marketing and discounted promotional offers. Our Pay-TV churn rate is also impacted by, among other things, the credit quality of previously acquired subscribers, our ability to consistently provide outstanding customer service, price increases, our ability to control piracy and other forms of fraud, and the level of our retention efforts. Pay-TV Gross Activations During 1Q15, DISH activated approximately 554,000 gross new Pay-TV subscribers compared to approximately 639,000 gross new Pay-TV subscribers during 1Q14, a decrease of 13.3%. Our gross new Pay-TV subscriber activations during 1Q15 were negatively impacted by programming interruptions in connection with the scheduled expiration of certain programming carriage contracts with several content providers and a delay in our marketing efforts during the first half of the quarter related to these programming interruptions. In addition, our gross new Pay-TV subscriber activations continue to be negatively impacted by increased competitive pressures, including aggressive marketing, discounted promotional offers, and more aggressive retention efforts. 40 (44) (12) (63) (134) 1Q14 2Q14 3Q14 4Q14 1Q15 Pay - TV Net Additions In thousands 639 656 691 615 554 1Q14 2Q14 3Q14 4Q14 1Q15 Pay - TV Gross Activations In thousands 1.42% 1.66% 1.67% 1.61% 1.65% 1Q14 2Q14 3Q14 4Q14 1Q15 Pay - TV Churn Rate In percentage DISH QUARTERLY INVESTOR SUMMARY–1Q15

DISH SEGMENT – PAY-TV METRICS-CONTINUED 4 Pay-TV Subscribers DISH ended 1Q15 with 13.844 million Pay-TV subscribers compared to 14.097 million Pay-TV subscribers at the end of 1Q14. Pay-TV ARPU Pay-TV average monthly revenue per subscriber (Pay-TV ARPU) was $86.01 during 1Q15 versus $82.36 during 1Q14. The $3.65 or 4.4% increase in Pay-TV ARPU was primarily attributable to the programming package price increases in February 2015 and 2014 and higher hardware related revenue, partially offset by a shift in programming package mix. Pay-TV SAC Pay-TV subscriber acquisition cost (Pay-TV SAC) was $854 during 1Q15 compared to $862 during 1Q14, a decrease of $8 or 0.9%. This change was primarily attributable to a decrease in hardware costs per activation, partially offset by an increase in advertising costs. The decrease in hardware costs per activation was driven by a reduction in manufacturing costs for next generation Hopper receiver systems and a higher percentage of remanufactured receivers being activated on new subscriber accounts. 14,097 14,053 14,041 13,978 13,844 1Q14 2Q14 3Q14 4Q14 1Q15 Pay - TV Subscribers In thousands $82.36 $84.15 $84.39 $84.17 $86.01 1Q14 2Q14 3Q14 4Q14 1Q15 Pay - TV ARPU Dollars $862 $846 $861 $840 $854 1Q14 2Q14 3Q14 4Q14 1Q15 Pay - TV SAC Dollars DISH QUARTERLY INVESTOR SUMMARY–1Q15

DISH SEGMENT – BROADBAND METRICS 5 Broadband Net Additions DISH added approximately 14,000 net Broadband subscribers during 1Q15, compared to the addition of approximately 53,000 net Broadband subscribers during 1Q14. This decrease in net Broadband subscriber additions versus 1Q14 resulted from lower gross new Broadband subscriber activations and a higher number of customer disconnects. Broadband Gross Activations During 1Q15 and 1Q14, DISH activated approximately 59,000 and 83,000 gross new Broadband subscribers, respectively. Gross new Broadband subscriber activations declined primarily due to stricter credit policies, lower gross new Pay-TV subscriber activations and satellite capacity constraints in certain geographic areas. Customer disconnects were higher due to a larger Broadband subscriber base during 1Q15 compared to 1Q14. Broadband Subscribers DISH ended 1Q15 with 591,000 Broadband subscribers compared to 489,000 Broadband subscribers at the end of 1Q14. 53 36 28 24 14 1Q14 2Q14 3Q14 4Q14 1Q15 Broadband Net Additions In thousands 83 76 72 64 59 1Q14 2Q14 3Q14 4Q14 1Q15 Broadband Gross Activations In thousands 489 525 553 577 591 1Q14 2Q14 3Q14 4Q14 1Q15 Broadband Subscribers In thousands DISH QUARTERLY INVESTOR SUMMARY–1Q15

SELECTED FINANCIAL RESULTS 6 Subscriber-Related Revenue Subscriber-related revenue totaled $3.689 billion for 1Q15, an increase of $133 million or 3.7% compared to 1Q14. The change in Subscriber-related revenue from 1Q14 was primarily related to the increase in Pay-TV ARPU discussed previously and increased revenue from broadband services, partially offset by a smaller average subscriber base during 1Q15 compared to 1Q14. Included in Subscriber-related revenue was $107 million and $83 million of revenue related to our broadband services for 1Q15 and 1Q14, respectively. Subscriber-Related Expenses Subscriber-related expenses totaled $2.163 billion during 1Q15, an increase of $94 million or 4.5% compared to 1Q14. The increase in Subscriber-related expenses was primarily attributable to higher pay-TV programming costs and higher Broadband subscriber-related expenses due to the increase in our Broadband subscriber base. The increase in programming costs was driven by rate increases in certain of our programming contracts, including the renewal of certain contracts at higher rates. Included in Subscriber-related expenses was $67 million and $49 million of expense related to our broadband services for 1Q15 and 1Q14, respectively. Net Income (Loss) Net income attributable to DISH Network was $351 million during 1Q15 compared to $176 million for 1Q14. $3,556 $3,645 $3,648 $3,646 $3,689 1Q14 2Q14 3Q14 4Q14 1Q15 Subscriber - Related Revenue Dollars in millions $2,069 $2,104 $2,133 $2,007 $2,163 1Q14 2Q14 3Q14 4Q14 1Q15 Subscriber - Related Expenses Dollars in millions $176 $213 $146 $410 $351 1Q14 2Q14 3Q14 4Q14 1Q15 Net Income (Loss) Dollars in millions DISH QUARTERLY INVESTOR SUMMARY–1Q15

SELECTED FINANCIAL RESULTS-CONTINUED

EBITDA

EBITDA was $849 million during 1Q15, an increase of $153 million or 22.0% compared to 1Q14. EBITDA for 1Q15 was positively impacted by Other, net income of $120 million.



EBITDA
Dollars in millions
$695
$742
$605
$807
$849
1Q14
2Q14
3Q14
4Q14
1Q15

Non-GAAP Reconciliation-EBITDA to Net Income

	Quarter To Date				
	3/31/2014	6/30/2014	9/30/2014	12/31/2014	3/31/2015
	(In thousands)				
EBITDA	$ 695,443	$ 741,657	$ 604,794	$ 806,943	$ 848,597
Interest expense, net	(161,830)	(134,557)	(129,296)	(123,685)	(147,819)
Income tax (provision) benefit, net	(108,462)	(121,892)	(60,089)	13,603	(103,081)
Depreciation and amortization	(249,220)	(271,895)	(269,890)	(286,931)	(246,212)
Net income (loss) attributable to DISH Network	$ 175,931	$ 213,313	$ 145,519	$ 409,930	$ 351,485

Earnings before interest, taxes, depreciation and amortization ("EBITDA"). EBITDA is defined as "Net income (loss) attributable to DISH Network" plus "Interest expense, net of amounts capitalized" net of "Interest income," "Income tax (provision) benefit, net" and "Depreciation and amortization." EBITDA is not a measure determined in accordance with accounting principles generally accepted in the United States ("GAAP") and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. EBITDA is used as a measurement of operating efficiency and overall financial performance and we believe it to be a helpful measure for those evaluating companies in the pay-TV industry. Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes and fund capital expenditures. EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

DISH QUARTERLY INVESTOR SUMMARY–1Q15 7

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share amounts)
(Unaudited)

	As of	
Assets	**March 31, 2015**	**December 31, 2014**
Current Assets:		
Cash and cash equivalents	$ 1,049,897	$ 7,104,496
Marketable investment securities	349,146	2,131,745
Trade accounts receivable - other, net of allowance for doubtful accounts of $15,895 and $23,603, respectively	887,670	920,103
Trade accounts receivable - EchoStar, net of allowance for doubtful accounts of zero	40,841	31,390
Inventory	484,747	493,754
Deferred tax assets	25,667	25,667
Derivative financial instruments	451,071	383,460
FCC auction deposits	9,995,567	1,320,000
Other current assets	128,994	167,119
Total current assets	13,413,600	12,577,734
Noncurrent Assets:		
Restricted cash and marketable investment securities	86,984	86,984
Property and equipment, net	3,786,400	3,773,539
FCC authorizations	4,968,171	4,968,171
Other investment securities	327,250	327,250
Other noncurrent assets, net	342,800	337,530
Total noncurrent assets	9,511,605	9,493,474
Total assets	$22,925,205	$22,071,208
Liabilities and Stockholders' Equity (Deficit)		
Current Liabilities:		
Trade accounts payable - other	$ 198,434	$ 165,324
Trade accounts payable - EchoStar	270,168	251,669
Deferred revenue and other	917,144	891,373
Accrued programming	1,500,079	1,376,130
Accrued interest	217,166	227,158
Other accrued expenses	639,497	519,404
Current portion of long-term debt and capital lease obligations	2,182,175	681,467
Total current liabilities	5,924,663	4,112,525
Long-Term Obligations, Net of Current Portion:		
Long-term debt and capital lease obligations, net of current portion	12,240,749	13,746,059
Deferred tax liabilities	1,938,598	1,882,711
Long-term deferred revenue, distribution and carriage payments and other long-term liabilities	283,977	276,281
Total long-term obligations, net of current portion	14,463,324	15,905,051
Total liabilities	20,387,987	20,017,576
Commitments and Contingencies		
Redeemable noncontrolling interests	248,837	41,498
Stockholders' Equity (Deficit):		
Class A common stock, $.01 par value, 1,600,000,000 shares authorized, 280,004,955 and 279,406,646 shares issued, 223,886,695 and 223,288,386 shares outstanding, respectively	2,800	2,794
Class B common stock, $.01 par value, 800,000,000 shares authorized, 238,435,208 shares issued and outstanding	2,384	2,384
Additional paid-in capital	2,700,376	2,678,791
Accumulated other comprehensive income (loss)	79,031	174,507
Accumulated earnings (deficit)	1,075,477	723,992
Treasury stock, at cost	(1,569,459)	(1,569,459)
Total DISH Network stockholders' equity (deficit)	2,290,609	2,013,009
Noncontrolling interests	(2,228)	(875)
Total stockholders' equity (deficit)	2,288,381	2,012,134
Total liabilities and stockholders' equity (deficit)	$22,925,205	$22,071,208

DISH QUARTERLY INVESTOR SUMMARY–1Q15 8

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended March 31, 2015	2014
Revenue:		
Subscriber-related revenue	$ 3,688,920	$ 3,556,187
Equipment sales and other revenue	22,467	22,239
Equipment sales, services and other revenue - EchoStar	12,841	15,772
Total revenue	3,724,228	3,594,198
Costs and Expenses (exclusive of depreciation shown separately below):		
Subscriber-related expenses	2,162,766	2,069,132
Satellite and transmission expenses	186,840	149,496
Cost of sales - equipment, services and other	39,448	27,793
Subscriber acquisition costs:		
Cost of sales - subscriber promotion subsidies	52,925	62,875
Other subscriber acquisition costs	208,573	252,464
Subscriber acquisition advertising	135,421	133,807
Total subscriber acquisition costs	396,919	449,146
General and administrative expenses	208,180	203,113
Depreciation and amortization	246,212	249,220
Total costs and expenses	3,240,365	3,147,900
Operating income (loss)	483,863	446,298
Other Income (Expense):		
Interest income	8,494	14,164
Interest expense, net of amounts capitalized	(156,313)	(175,994)
Other, net	120,289	(5,189)
Total other income (expense)	(27,530)	(167,019)
Income (loss) before income taxes	456,333	279,279
Income tax (provision) benefit, net	(103,081)	(108,462)
Net income (loss)	353,252	170,817
Less: Net income (loss) attributable to noncontrolling interests, net of tax	1,767	(5,114)
Net income (loss) attributable to DISH Network	$ 351,485	$ 175,931
Weighted-average common shares outstanding - Class A and B common stock:		
Basic	462,090	458,422
Diluted	464,046	461,361
Earnings per share - Class A and B common stock:		
Basic net income (loss) per share attributable to DISH Network	$ 0.76	$ 0.38
Diluted net income (loss) per share attributable to DISH Network	$ 0.76	$ 0.38

DISH QUARTERLY INVESTOR SUMMARY–1Q15 9

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)
(Unaudited)

	For the Three Months Ended March 31,	
	2015	2014
Cash Flows From Operating Activities:		
Net income (loss)	$ 353,252	$ 170,817
Adjustments to reconcile net income (loss) to net cash flows from operating activities:		
Depreciation and amortization	246,212	249,220
Realized and unrealized losses (gains) on investments	(127,024)	1,521
Non-cash, stock-based compensation	7,709	9,863
Deferred tax expense (benefit)	12,477	25,088
Other, net	20,753	39,709
Changes in current assets and current liabilities	378,218	187,687
Net cash flows from operating activities from continuing operations	891,597	683,905
Net cash flows from operating activities from discontinued operations, net	-	(30,007)
Cash Flows From Investing Activities:		
Purchases of marketable investment securities	(13,507)	(1,290,940)
Sales and maturities of marketable investment securities	1,802,460	1,575,374
Purchases of property and equipment	(274,260)	(300,845)
H Block FCC license deposit	-	(1,235,866)
AWS-3 FCC license deposits	(9,075,567)	-
AWS-3 FCC deposit refund	400,000	-
Other, net	3,282	36,832
Net cash flows from investing activities from continuing operations	(7,157,592)	(1,215,445)
Net cash flows from investing activities from discontinued operations, net, including $0 and $0 of purchases of property and equipment, respectively	-	20,847
Cash Flows From Financing Activities:		
Repayment of long-term debt and capital lease obligations	(7,116)	(7,724)
Capital contributions from Northstar Manager and SNR Management	204,200	-
Net proceeds from Class A common stock options exercised and stock issued under the Employee Stock Purchase Plan	6,345	6,014
Other, net	7,967	1,915
Net cash flows from financing activities from continuing operations	211,396	205
Net increase (decrease) in cash and cash equivalents from continuing operations	(6,054,599)	(531,335)
Cash and cash equivalents, beginning of period from continuing operations	7,104,496	4,700,022
Cash and cash equivalents, end of period from continuing operations	$ 1,049,897	$ 4,168,687
Net increase (decrease) in cash and cash equivalents from discontinued operations	-	(9,160)
Cash and cash equivalents, beginning of period from discontinued operations	-	9,160
Cash and cash equivalents, end of period from discontinued operations	$ -	$ -

DISH QUARTERLY INVESTOR SUMMARY–1Q15 10

RESULTS OF OPERATIONS
1Q15 VS. 1Q14

(In thousands)
(Unaudited)

Statements of Operations Data	For the Three Months Ended March 31, 2015	2014	Variance Amount	%
Revenue:				
Subscriber-related revenue	$3,688,920	$3,556,187	$ 132,733	3.7
Equipment sales and other revenue	22,467	22,239	228	1.0
Equipment sales, services and other revenue - EchoStar	12,841	15,772	(2,931)	(18.6)
Total revenue	3,724,228	3,594,198	130,030	3.6
Costs and Expenses:				
Subscriber-related expenses	2,162,766	2,069,132	93,634	4.5
% of Subscriber-related revenue	**58.6%**	**58.2%**		
Satellite and transmission expenses	186,840	149,496	37,344	25.0
% of Subscriber-related revenue	**5.1%**	**4.2%**		
Cost of sales - equipment, services and other	39,448	27,793	11,655	41.9
Subscriber acquisition costs	396,919	449,146	(52,227)	(11.6)
General and administrative expenses	208,180	203,113	5,067	2.5
% of Total revenue	**5.6%**	**5.7%**		
Depreciation and amortization	246,212	249,220	(3,008)	(1.2)
Total costs and expenses	3,240,365	3,147,900	92,465	2.9
Operating income (loss)	483,863	446,298	37,565	8.4
Other Income (Expense):				
Interest income	8,494	14,164	(5,670)	(40.0)
Interest expense, net of amounts capitalized	(156,313)	(175,994)	19,681	11.2
Other, net	120,289	(5,189)	125,478	*
Total other income (expense)	(27,530)	(167,019)	139,489	83.5
Income (loss) before income taxes	456,333	279,279	177,054	63.4
Income tax (provision) benefit, net	(103,081)	(108,462)	5,381	5.0
Effective tax rate	**22.6%**	**38.8%**		
Net income (loss)	353,252	170,817	182,435	*
Less: Net income (loss) attributable to noncontrolling interests, net of tax	1,767	(5,114)	6,881	*
Net income (loss) attributable to DISH Network	$ 351,485	$ 175,931	$ 175,554	99.8
Other Data:				
Pay-TV subscribers, as of period end (in millions)	13.844	14.097	(0.253)	(1.8)
Pay-TV subscriber additions, gross (in millions)	0.554	0.639	(0.085)	(13.3)
Pay-TV subscriber additions, net (in millions)	(0.134)	0.040	(0.174)	*
Pay-TV average monthly subscriber churn rate ("Pay-TV churn rate")	1.65%	1.42%	0.23%	16.2
Pay-TV average subscriber acquisition cost per subscriber ("Pay-TV SAC")	$ 854	$ 862	$ (8)	(0.9)
Pay-TV average monthly revenue per subscriber ("Pay-TV ARPU")	$ 86.01	$ 82.36	$ 3.65	4.4
Broadband subscribers, as of period end (in millions)	0.591	0.489	0.102	20.9
Broadband subscriber additions, gross (in millions)	0.059	0.083	(0.024)	(28.9)
Broadband subscriber additions, net (in millions)	0.014	0.053	(0.039)	(73.6)
EBITDA	$ 848,597	$ 695,443	$ 153,154	22.0

* Percentage is not meaningful.

DISH QUARTERLY INVESTOR SUMMARY–1Q15 11

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS 12 Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of DISH Network Corporation to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. More information about such risks, uncertainties, and other factors is set forth in DISH Network Corporation’s Disclosure Regarding Forward-Looking Statements included in its recent filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2014 and its quarterly report on form 10-Q for the quarterly period ended March 31, 2015. The forward-looking statements speak only as of the date made, and DISH Network Corporation expressly disclaims any obligation to update these forward-looking statements. DISH QUARTERLY INVESTOR SUMMARY–1Q15